UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 31, 2008

THE BANKER’S STORE, INC
(Exact name of registrant as specified in its charter)

New York	22-3755756
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)

1535 Memphis Junction Road
Bowling Green, KY	42101
(Address of principal executive offices)	(Zip code)

(270) 781-8453
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
On January 31, 2008, Samuel J. Stone resigned as CFO and Director of The Banker’s Store, Inc.(the Company) effective February 4, 2008 as announced in the company’s press release attached as Exhibit 99.1 to this Current Report.   Mr. Stone served as the Company’s principal financial officer.

(c)
On January 31, 2008, Vincent C. Buckman, the Company’s current CEO and President assumed the position of temporary CFO until a replacement is appointed.   Mr. Buckman is currently under a contract with the Company and the terms of his employment will not change as the result of his assumption of the role of acting CFO and acting principal financial officer.

Item 9.01	Financial Statements and Exhibits.

99.1	Press release dated February 4, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Banker’s Store, Inc.

By:

Date: February 5, 2008	/s/ Vincent Buckman
Vincent Buckman
President and Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Exhibit No.	Description
EX-99.1
Press release of February 4, 2008 announcing the resignation of CFOSamuel J. Stonefrom his positions with the Company effective January 31, 2008 and assumptionof Vincent Buckman as Acting CFO(Filed herewith)

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